UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 1, 2007 (April 27, 2007)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
  Compensatory Arrangements of Certain Officers.

As previously announced, On April 6, 2007, Mr. Stephen C. Forsyth resigned from the position of Executive Vice President and Chief Financial Officer, effective as of April 27, 2007.  On April 27, 2007, we entered into an agreement with Mr. Forsyth which provides that:

•                  Mr. Forsyth will have until December 31, 2007 to exercise any stock options that are vested on April 27, 2007, which represents an approximate five month extension beyond the standard ninety day post termination period of exercisability for vested options

•                  Mr. Forsyth will generally be prohibited from engaging in the solicitation for employment or hiring by his new employer of any officer or management level employee of Hexcel for two years

Item 9.01                Financial Statements and Exhibits

(d)                                 Exhibits

99.1         Letter agreement between Hexcel Corporation and Stephen C. Forsyth, dated April 27, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 1, 2007	/s/ IRA J. KRAKOWER
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Letter agreement between Hexcel Corporation and Stephen C. Forsyth, dated April 27, 2007